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                                                                     Exhibit 4.8
                                                                     -----------

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered
                                               ---------
into this 11/th/ day of December, 2000, by and among RF Monolithics, Inc., a Delaware corporation (the "Company"), and the Persons whose names are set forth
                           -------
on the signature page(s) hereof (as that term is defined in the next paragraph) (collectively, the "Stockholders").
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     Background. The Company has entered into a Unit Subscription Agreement of
     ----------
even date herewith (as amended, the "Subscription Agreement") with the
                                     ----------------------
Stockholders pursuant to which the Company will issue to the Stockholders an aggregate of 533,332 Units, each Unit consisting of one share of common stock of the Company ("Common Stock") and one common stock purchase warrant (each a
              ------------
"Warrant"), each Warrant entitling the holder thereof to purchase one Underlying
--------
Share. An aggregate of 533,332 authorized but unissued shares of Common Stock are reserved for issuance upon exercise of the Warrants.

     In consideration of the background transactions and the mutual covenants and agreements herein set forth, the parties to this Agreement hereby agree, effective at the Effective Date (as defined below), subject to the terms and conditions hereinafter set forth, as follows:

1.   Definitions. As used herein, unless the context otherwise requires, the
     -----------
following terms have the following respective meanings:


     Agreement: As defined in the introductory paragraph of this Agreement.
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     Commission: The U.S. Securities and Exchange Commission or any other
     -----------
governmental authority at the time administering the Securities Act or the Exchange Act.

     Common Stock: As defined in the paragraph of this Agreement entitled
     -------------
"Background."

     Company: As defined in the introductory paragraph of this Agreement.
     --------

     Effective Date: The date on which Common Stock and Warrants are issued to
     ---------------
the Stockholders.

     Exchange Act: The U.S. Securities Exchange Act of 1934, as amended, or any
     -------------
similar or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

     Other Registrable Securities:  (a) any shares of Common Stock that are not
     ----------------------------
Registrable Securities but that are the subject of an effective agreement with the Company according registration rights to the holders of such stock, including Registrable Securities as defined in the Registration Rights Agreement, dated the date hereof, between the Company and Wells Fargo Business Credit, Inc. (the "Wells Fargo Registration Agreement"), and (b) any securities
                   ----------------------------------
issued or issuable with respect to any Common Stock referred to in the foregoing clause by way of
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stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.

     Person: A corporation, an association, a partnership, a limited liability
     -------
company, an individual, a joint venture, a trust or estate, an unincorporated organization, or a government or any department or agency thereof.

     Registrable Securities: (a) Any shares of Common Stock issued to the
     -----------------------
Stockholders pursuant to the Subscription Agreement and any Underlying Shares and (b) any securities issued or issuable with respect to any Common Stock referred to in the foregoing clauses by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (v) they may be sold without restriction pursuant to Rule 144(k) (or any successor provision) under the Securities Act and all restrictive legends have been removed from the certificates representing such securities, there are no stop transfer orders on the transfer books with respect to such securities (or similar restrictions on transfer) and the securities are not subject to any "underwriter lock-ups" (or similar restrictions), (w) a registration statement with respect to the sale of such securities in the United States shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they shall have been transferred pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them shall not require registration or qualification under the Securities Act or any similar state law then in force, or (z) they shall have ceased to be outstanding. While the Warrants outstanding from time to time are not Registrable Securities for the purpose of registration, holders of Warrants shall, for purposes of giving of notices or the calculation of percentages of Registrable Securities, be treated as the holders of the Underlying Shares. In addition, for purposes of calculation of percentages of Registrable Securities, all Warrants shall be treated as the same number of Underlying Shares which may be purchased upon exercise thereof.

     Registration Expenses: All expenses incident to the Company's performance
     ----------------------
of or compliance with Section 2 of this Agreement, including, without limitation, all registration, filing and listing or Nasdaq fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including without limitation the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of policies of insurance, if any, against liabilities arising out of the public offering of the Registrable Securities being registered, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the fees and disbursements of any counsel and accountants retained by the holder or holders of the Registrable Securities being registered, up to $25,000, but excluding underwriting discounts and commissions, transfer taxes, if any.

     Securities Act: The U.S. Securities Act of 1933, as amended, or any similar
     ---------------
or successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall

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be in effect at the time. References to a particular section of the Securities
Act shall include a reference to the comparable section, if any, of any such similar or successor federal statute.

     Subscription Agreement: As defined in the paragraph of this Agreement
     -----------------------
entitled "Background."

     Stockholders: As defined in the introductory paragraph of this Agreement.
     -------------

     Underlying Shares:  All shares of Common Stock (or Other Securities as
     -----------------
defined in the Warrant), as adjusted, issued or issuable upon exercise of Warrants.

     Warrants: As defined in the paragraph of this Agreement entitled
     ---------
"Background."


2.   Registration under Securities Act

     2.1.  (a)  Registration on Request. Upon the written request of the holder
                -----------------------
or holders of thirty percent (30%) or more of the Registrable Securities, at any time after the first anniversary of the Effective Date, that the Company effect the registration under the Securities Act in connection with a sale of such shares in the United States of all or part of such holders' Registrable Securities and specifying the intended method of disposition thereof (including whether or not such disposition is intended to be effected as an underwritten offering), the Company will promptly give written notice of such requested registration to all other holders of Registrable Securities and thereupon the Company will use its best efforts to effect promptly the registration under the Securities Act of:

                (i) the Registrable Securities which the Company has been so requested to register by the holder or holders submitting the request, and

                (ii) all other Registrable Securities which the Company has been requested to register by the holder or holders thereof by written request given to the Company within fifteen (15) days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered.

           (b)  Priority in Requested Registrations. If a requested registration
                -----------------------------------
pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of Registrable Securities and other securities of the Company held by any other party requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to the holders of a majority (by number of shares) of the Registrable Securities requested to be included in such registration, the Company will include in such registration all Registrable Securities requested to be included in such registration (unless the provisions of the following sentence apply) and will include in such registration other securities of the Company held by any other party (including any securities proposed to be issued and sold by the Company) only to the extent that the number of shares which the Company is advised can be so sold in (or during the time of) such offering

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exceeds the number of Registrable Securities to be included in such registration. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering within a price range acceptable to the holders of a majority (by number of shares) of the Registrable Securities requested to be included in such registration, the Company will include in such registration only Registrable Securities requested to be included in such registration. In such event, such Registrable Securities will be included in such registration only to the extent of the number of shares which the Company is advised can be so sold in (or during the time of) such offering; the Registrable Securities to be included in such registration shall be taken up pro rata from the holders of Registrable Securities requesting such registration on the basis of the percentage of Registrable Securities requested to be included in such registration; and all shares proposed to be sold by the Company or any other party shall be deleted from such registration prior to effecting any reduction of Registrable Securities by the holders thereof under this paragraph
(b).

          (c)  Registration Statement Form. Registrations under this Section 2.1
               ---------------------------
shall be on such appropriate registration form of the Commission (i) for which the Company qualifies, and which the Company's counsel (after consultation with counsel or counsels for the holders of the Registrable Securities) deems appropriate, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration. The Company agrees to include in any such registration statement all information as to the holders of the Registrable Securities to be registered which the holders of the Registrable Securities being registered shall reasonably request or which shall be required by applicable law.

          (d)  Expenses. The Company will pay all Registration Expenses
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incurred in connection with any registration requested pursuant to this Section
2.1 that the Company is obligated to effect, whether or not such registration is effected.

          (e)  Effected Registration Statement. A registration requested
               -------------------------------
pursuant to this Section 2.1 shall not be deemed to have been effected unless a registration statement with respect thereto has become effective except: (i) if the registration statement is withdrawn prior to its effectiveness pursuant to the request of all of the holders of Registrable Securities who have requested the inclusion in such registration statement of some or all of their Registrable Securities, (ii) if, after the registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, and such stop order, injunction or other order or requirement results from any action or inaction of a holder or holders of Registrable Securities, or
(iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied due to a failure by a holder of Registrable Securities to satisfy a condition required to be satisfied by such holder pursuant to the purchase agreement or underwriting agreement.

          (f)  Selection of Underwriter. If a requested registration pursuant
               ------------------------
to this Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the holders of a majority of the Registrable Securities to be so registered.

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

          (g)  Limitation on Registrations. The Company's obligations under this
               ---------------------------
Section 2.1 shall be limited to effecting two (2) registrations within the meaning of paragraph (e) of this Section 2.1; provided, however, that (i) if all of the holders who have requested the inclusion of Registrable Securities held by them in a registration requested under this Section 2.1 withdraw such request prior to the time the registration statement has become effective and any or all of such persons pay all Registration Expenses relating thereto, such proposed registration shall not count as one of the registrations provided for by this
Section 2.1; and (ii) if a registration is deemed not to be effected pursuant to paragraph (e) of this Section 2.1 because a condition to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration is not satisfied due to a failure by a holder of Registrable Securities to satisfy a condition required to be satisfied by such holder pursuant to such agreement and one or more of the holders of Registrable Securities elects to pay (and shall actually have paid) all Registration Expenses relating thereto, such registration shall not count as one of the registrations provided for by this Section 2.1.

     (h)  Postponement.  The Company may postpone the filing of any registration
          ------------
statement required hereunder for a reasonable period of time, not to exceed ninety (90) days in the aggregate during any twelve-month period, if the Company has been advised by legal counsel that such filing would require a special audit or the disclosure of a material impending transaction or other matter and the Company's Board of Directors determines reasonably and in good faith that such disclosure would have a material adverse effect on the Company; provided,
                                                                 --------
however, that the Company shall use its best efforts to achieve such
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effectiveness promptly following such period.

     2.2. Incidental Registration.
          -----------------------

          (a) Right to Incidental Registration. If the Company at any time proposes to register any of its securities under the Securities Act (other than by a registration on Form S-8 or Form S-4 or any successor or similar form and other than pursuant to Section 2.1 of this Agreement), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder made within fifteen (15) days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act in connection with a sale of such shares in the United States of all Registrable Securities which the Company has been so requested to register by the holders of Registrable Securities, to the extent requisite to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason, after consultation with the holders of Registrable Securities which have requested inclusion in such registration, not to register or to delay such registration, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection

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therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to do so to request that such registration be effected as a registration under Section 2.1 above, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall relieve the Company of its obligation to effect any registration upon request under
Section 2.1 above. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this
Section 2.2.

          (b)  Priority in Incidental Registrations. If (i) a registration
               ------------------------------------
pursuant to this Section 2.2 involves an underwritten offering of the securities so being registered, whether or not for sale for the account of the Company, and
(ii) the managing underwriter of such underwritten offering shall inform the Company and the holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then (A) in the case of an offering for the account of the Company, registration for the Registrable Securities shall be cut back such that (1) no holder of Registrable Securities shall be entitled to participate in such underwritten public offering unless all shares of Common Stock proposed to be sold by the Company for its own account have been included in such underwritten public offering, and (2) after the Company has included its own shares of Common Stock, the holders of Registrable Securities and Persons other than Stockholders ("Other Persons") shall be entitled to include their
                          -------------
Registrable Securities and Other Registrable Securities in an amount up to the amount that such managing underwriter or underwriters advise may be included therein (allocated among the holders of Registrable Securities and Other Registrable Securities pro rata on the basis of the number of Registrable Securities and Other Registrable Securities requested to be included therein by each such holder) and (B) in the case of an offering that was commenced as a result of the exercise of demand registration rights by Other Persons, the Other Persons commencing such registration and the holders of Registrable Securities shall be entitled to include their Other Registrable Securities and Registrable Securities in an amount up to the amount such managing underwriters or underwriters advise may be included therein (allocated first to the Other Persons commencing such Registration and thereafter among the holders of Registrable Securities. If, however, the registration was initiated by the Company within one hundred twenty (120) days of a requested registration and is in lieu thereof, then the Company shall include in the registration all Registrable Securities or Other Registrable Securities requested to be included in such registration and shall decrease the number of securities proposed to be sold by the Company and to be included in such registration to the extent necessary to reduce the number of securities to be included in the registration to the level recommended by the managing underwriter.

     2.3. Form S-3 Registration.  In case the Company shall receive from any
          ---------------------
holder or holders of ten percent (10%) or more of the Registrable Securities having an aggregate fair market value of at least $500,000 on the date of request a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement not involving an underwriting and any related qualification or compliance with respect to all or part of the Registrable Securities owned by such holder or holders, the Company will:

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          (a)  promptly give written notice of the proposed registration, and any related qualifications or compliance, to all other holders of Registrable Securities; and

          (b) as soon as practicable, effect such registration and all such qualifications and compliance as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such holder's or holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.3:

               (i) if Form S-3 is not available for such offering by such holders; or

               (ii) if within thirty (30) days of receipt of a written request from such holder or holders pursuant to this Section 2.3, the Company gives notice to such holder or holders that the Company has already taken active steps to make a public offering within ninety (90) days of the date of such receipt; or

               (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

               (iv) if the Company has effected two or more registrations on Form S-3 pursuant to this Section 2.3 in the immediately preceding 365 days; and

          (c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities as soon as practicable after receipt of the request or requests of such holders. Registrations effected pursuant to this Section 2.3 shall not be counted as demands for registration or registrations effected pursuant to Section 2.1.

     2.4. Registration Procedures. If and whenever the Company is required to
          -----------------------
use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Section 2.1, 2.2 or 2.3 above, the Company will, as expeditiously as possible:

          (a) prepare and (as soon thereafter as possible or in any event no later than fifty (50) days after the end of the period within which requests for registration may be given to the Company (ninety (90) days in the case of requests for registration made during the last quarter of a fiscal year) or such longer period as the Company shall in good faith require to produce the financial statements required in connection with such registration) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective, provided that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a) above, its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

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

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement but in no event for a period which would exceed one
(1) year from the date on which the registration statement became effective;

          (c) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

          (d) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions in the United States as each seller thereof shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to either qualify generally to do business as a foreign corporation, or subject itself to taxation or to general service of process in any jurisdiction wherein it would not, but for the requirements of this clause (d), be obligated to be so qualified or subject to taxation or service of process, other than as to matters and transactions related to such registration or qualification;

          (e) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other United States governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (f) furnish to each seller of Registrable Securities a copy of each of the following, if any, addressed to the underwriters:

               (i) an opinion of counsel for the Company, dated the effective date of. such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement) reasonably satisfactory in form and substance to such seller, and

               (ii) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller (or the underwriters, if any) may reasonably request;

          (g) (i) notify each seller of Registrable Securities covered by such registration statement, their counsel and the managing underwriters, if any, promptly, and (if requested in writing by any such Person), confirm such notice in writing: (A) when a registration statement or any amendment thereto has been filed, and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (D) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement) contemplated by this Section 2 cease to be true and correct, (E) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (F) of the happening of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes to such registration statement, prospectus or documents so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary (and a post-effective amendment to such registration statement as may be necessary in connection therewith) so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (h) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction;

          (i) if requested by the managing underwriters, if any, or the holders of a majority in interest of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request;

          (j) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, a historical earnings statement covering the period of at least twelve (12) months, but not more than eighteen
(18) months, beginning with the first month of the first full fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller at least three business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules or regulations thereunder;

          (k) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

          (l) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or trading system on which any of the Common Stock is then listed;

          (m) cooperate with the selling holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or holders may request in writing at least two (2) business days prior to any sale of Registrable Securities;

          (n) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of any registration statement at the earliest possible moment; and

          (o) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" that is required to be retained in accordance with the rules and regulations of the NASD).

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

     Each holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in clause (g) (i) (C) or (F) of this Section 2.4, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by clause (g) of this Section 2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

     2.5. Underwritten Offerings.

          (a)  Cooperation; Underwriting Agreements. If requested by the
               ------------------------------------
underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1 or 2.3 above, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities to the effect and to the extent provided in Section 2.7 below. The holders of the Registrable Securities will reasonably cooperate with the Company in the negotiation of the underwriting agreement, provided that nothing herein contained shall diminish the obligations of the Company under this Agreement. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and any necessary or appropriate custody agreements and execute appropriate powers of attorney, and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

          (b)  Incidental Underwritten Offerings. If the Company at any time
               ---------------------------------
proposes to register any of its securities under the Securities Act, as contemplated by Section 2.2 above, and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in said Section 2.2 and subject to the provisions of Section 2.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and any necessary or appropriate custody agreements and execute appropriate powers of attorney, and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

     2.6.  Preparation; Reasonable Investigation. In connection with the
           -------------------------------------
preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, the underwriters, if any, and their respective counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

     2.7.  Indemnification.
           ---------------

           (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will, and hereby does, indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such seller or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, underwriter and controlling Person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof and, provided further that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling Person and shall survive the transfer of such securities by such seller and the termination or expiration of this Agreement.

          (b) Indemnification by the Sellers. The seller of any Registrable Securities covered by such registration statement will, and hereby does, indemnify and hold harmless (in the same manner and to the same extent as set forth in subparagraph (a) of this Section 2.7) the Company, each director of the Company, each officer of the Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in. reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller and the termination or expiration of this Agreement. The obligations of any seller under this subparagraph (b) shall be limited to the net proceeds to such seller of the Registrable Securities sold pursuant to the registration statement to which the loss, claim, damage, judgment, expense or liability relates.

          (c) Contribution. If the indemnification provided for in subparagraphs (a) and (b) above for any reason is held by a court of competent jurisdiction to be unavailable to an indemnified party in respect of any losses, claims, damages, judgments, expenses or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, expenses or liabilities in such proportion as is appropriate to reflect the relative fault, if any, of the Company and the other selling holders in connection with the statements or omissions which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the selling holders shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the selling holders and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the holders, and the underwriters agree that it would not be just and equitable if contribution pursuant to this subparagraph (c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence. The obligations of any seller under this subparagraph (c) are several, not joint, and shall be limited to an amount equal to the net proceeds to such seller of Registrable Securities sold pursuant to the registration statement to which the loss, claim, damage, judgment expense or liability relates. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (d) Notices of Claims and Procedures. Promptly after receipt by an indemnified Person of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subparagraphs of this Section 2.7, such indemnified Person will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified

Person to give notice as provided herein shall not relieve the indemnifying party of his, her or its obligations under the preceding subparagraphs of this
Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified Person, unless in such indemnified Person's reasonable judgment a conflict of interest between such indemnified Person and such indemnifying party may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified Person, and after notice from the indemnifying party to such indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified Person for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified Person, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified Person of a release from all liability in respect to such claim or litigation and otherwise in form and substance reasonably satisfactory to the indemnified Person.

          (e)  Indemnification Payments. The indemnification required by this
Section 2.7 shall be made by prompt payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          (f)  Not Exclusive. The indemnification and contribution provisions of
Section 2.7 are in addition to any other rights to indemnification or contribution that an indemnified party may have under law or contract.

     2.8. Adjustments Affecting Registrable Securities. The Company will not
          --------------------------------------------
effect or permit to occur any combination or subdivision of shares which would materially adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in any registration of its securities contemplated by this Section 2 or the marketability of such Registrable Securities under any such registration.

3.   Rules 144 and 144A. The Company will file the reports required to be filed
     ------------------
by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, the Company will, upon the request of any holder of Registrable Securities, make publicly available other information) and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rules 144 and 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements.

4.   (a) Restrictions on Public Sale by Holder of Registrable Securities.  To
         ---------------------------------------------------------------
the extent not inconsistent with applicable law, each holder of Registrable Securities agrees, if requested by the managing underwriter, to enter into an agreement not to effect any public or private sale or distribution of any equity securities of the Company, including a sale pursuant to Rule 144 or

Rule 144A under the Securities Act (except as part of such underwritten registration), during the 10-day period prior to, and during the 180-day period beginning on, the closing date of each underwritten offering made of the Company's Common Stock to the extent timely notified in writing by the Company or the managing underwriter; provided, however, such Holder shall not be obligated to enter into such agreement unless all the executive officers and directors of the Company and each person who beneficially owns 5% or more of the Company's outstanding shares of Common Stock and such Holder has had the opportunity to have such Holder's shares included in such registration. The foregoing provisions of this Section 4 shall not apply to any holder of Registrable Securities if such holder is prevented by applicable statute or regulation from entering any such agreement; provided, however, that any such
                                             --------  -------
holder shall undertake, in its request to participate in any such underwritten offering, not to effect any public sale or distribution of the Registrable Securities commencing on the date of sale of such Registrable Securities unless it has provided 45 days' prior written notice of such sale or distribution to the managing underwriter.

     (b)  Restrictions on Sale by the Company and Other Persons.  The Company
          -----------------------------------------------------
agrees (A) not to effect any public or private sale or distribution of any securities substantially similar to the Registrable Securities being registered, or any securities convertible into or exchangeable or exercisable for such securities, during the 10-day period prior to, and during the 180-day period beginning on, the closing date of an underwritten offering made pursuant to a Registration Statement filed under Section 2.1(a) hereof (except as part of such underwritten registration or pursuant to registrations on Form S-4 or S-8 or any successor forms) and (B) that any agreement pursuant to which the Company issues or agrees to issue any privately placed securities shall contain provisions under which holders of such securities agree not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities during such period (except pursuant to registrations on Form S-4 or S-8).

5.   Amendments and Waivers. This Agreement may be amended and the Company may
     ----------------------
take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of eighty percent (80%) or more of the Registrable Securities at the time outstanding. Each holder of Registrable Securities at the time or thereafter outstanding shall be bound by a consent authorized by this Section 5.

6.   Nominees for Beneficial Owners. In the event that any Registrable
     ------------------------------
Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at his, her or its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

7.   Notices.  Any notice required or permitted hereunder shall be given in
     -------
writing and shall be deemed effectively given upon (i) personal delivery, (ii) delivery by fax (with answer back confirmed) or (iii) delivery by electronic mail (with reception confirmed), addressed to a party at its address or sent to the fax number or e-mail address shown below or at such other address, fax number or e-mail address as such party may designate by three days advance notice to the other party.

Any notice to the Stockholders shall be sent to the attention of each Person at the addresses set forth on the signature page of the Subscription Agreement or such address, or to the attention of such other Person or Persons, as a Stockholder shall have furnished to the Company in writing, with a copy to:

         Hahn & Hessen LLP
         350 Fifth Avenue
         New York, New York 10118
         Fax Number: (212) 244-2078
         Attention: James Kardon, Esq.
         e-mail: jkardon@hahnhessen.com

Any notice to the Company shall be sent to:

         RF Monolithics, Inc.
         4441 Sigma Road
         Dallas, TX 75244
         Attention: President
         Fax Number: (972) 387-8148
         e-mail: dkirk@rfm.com and farley@rfm.com

               with a copy to:

         Worsham Forsythe Wooldridge LLP
         Energy Plaza, 30th Floor
         1601 Bryan
         Dallas, Texas 75201-3402
         Attention: Stephen C. Morton
         Fax Number: 214-880-0011
         Email: smorton@worsham.net

or such other address, or to the attention of such other Person or Persons, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding.

8.   Assignment. This Agreement shall be binding upon and inure to the benefit
     ----------
of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of Stockholders shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities who has executed a copy of this Agreement or otherwise indicated its agreement to be bound hereby, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights or take certain actions contained herein. Without limitation on the Stockholders' rights to transfer Registrable Securities, the Company acknowledges that any Stockholder may, at any time, transfer any of the Registrable Securities which they may own, beneficially or of record, to (a) their affiliates, or (b) their partner(s), investor(s), security holder(s) or beneficial holder(s) pursuant to their organization documents or other agreements, and that, upon the consummation of any such transfer, the provisions of this Agreement shall be binding upon and inure to the benefit of each transferee of such Registrable Securities.

9.   Descriptive Headings. The descriptive headings of the several sections and
     --------------------
paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

10.  Governing Law. This Agreement shall be construed and enforced in accordance
     -------------
with, and the rights of the parties shall be governed by, the laws of the State of New York, U.S.A., without regard to principles of conflicts of laws.

5.   Counterparts. This Agreement may be executed simultaneously in any number
     ------------
of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

6.   Termination. This Agreement shall terminate only upon unanimous written
     -----------
consent of the Company and the Stockholders; provided that each Stockholder may terminate this Agreement by notice to the Company in the event such Stockholder no longer owns beneficially any Registrable Securities.

7.   Other Registration Rights. The Company shall not at any time grant
     -------------------------
registration rights to any holder of shares of the Company's capital stock (other than the rights granted to the Stockholders under this Agreement or to certain Persons under the Wells Fargo Registration Agreement) which are equal to or more favorable to such holders than the rights set forth in this Agreement.